UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2008

COMMUNICATE.COM INC.

(Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-29929 (Commission File Number)	88-0346310 (IRS Employer Identification Number)

375 Water Street

Suite 645

Vancouver, British Columbia V6B 5C6

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 453-4870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

INFORMATION TO BE INCLUDED IN REPORT

This Current Report on Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the

Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 14, 2008, the board of directors (the “Board”) of Communicate.com Inc. (the “Company”) appointed Dr. Boris Oliver Wertz to serve as a director.  Dr. Wertz was also appointed to serve as Chair of the governance committee of the Board.

Dr. Wertz, 34, has an established career of strategic management and operational experience in the consumer internet space.  From July 2002 to October 2003, he served as VP of Marketing of Abebooks, Inc., handling marketing and business development for the company.   From November 2003 to October 2007, he served as Chief Operating Officer of Abebooks, Inc.  From November 2007 to the present, he has been serving as CEO to W Media Ventures, a Vancouver-based venture capital firm that focuses on consumer internet investments. From February 2008 to the present, he has also been serving as CEO of Nexopia.com, a popular social networking utility for Canadian youth. Dr. Wertz completed his Ph. D. as well as his graduate studies at the Graduate School of Management (WHU), Koblenz, majoring in Business Economics and Business Management.

Dr. Wertz currently serves on the boards of directors of AbeBooks, Inc., Suite 101, Tripsbytips.com, Indochino.com, TeamPages and Techvibes.com.

There are no arrangements or understandings between Dr. Wertz and any other persons, pursuant to which Dr. Wertz was selected as a director. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions that the Company was or is a party to, in which Dr. Wertz had or is to have a direct or indirect material interest.

On March 14, 2007, in connection with Dr. Wertz’s appointment to the Board, the Board  granted to Dr. Wertz a Non-Qualified Stock Option to purchase up to 100,000 shares of common stock of the Company at an exercise price of $2.48 per share under the Communicate.com Inc. 2007 Stock Incentive Plan (as adopted by the Board August 21, 2007). The option shall vest as follows: (i) the option to purchase 33,333 shares of common stock shall vest March 14, 2009 and (ii) the option to purchase an additional 8,330 shares of common stock shall vest on the last day of each successive three-month period thereafter, until entire option has vested. The terms of the stock option shall be as further set forth in a stock option agreement to be entered into between the parties.

Item 8.01 Other Events

On March 17, 2008, the Company issued a press release (the “Press Release”) regarding the appointment of Dr. Wertz as a member of the Board.  Further information is set forth in the Press Release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release dated March 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNICATE.COM, INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
Dated: March 19, 2008